UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2012 (November 12, 2012)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant.

Effective November 9, 2012, Monroe Capital Corporation (the “Company”) increased the aggregate commitments under its credit facility from $25 million to $55 million, pursuant to an accordion feature under the Company’s Senior Secured Revolving Loan Agreement, dated October 23, 2012, by and among the Company, the lenders named therein, and ING Capital LLC, as administrative agent (the “Credit Agreement”). The Credit Agreement continues to operate pursuant to its existing terms and conditions. In connection with the increased commitments, four new lenders joined the facility.

ITEM 7.01. Regulation FD Disclosure.

On November 12, 2012, Monroe Capital Corporation issued a press release, filed herewith as Exhibit 99.1, announcing that loan commitments on its syndicated credit facility have increased by $30 million to $55 million and that new lenders have joined the facility.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

99.1	Press Release, dated November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: November 13, 2012